Exhibit 99.3
SECOND LEASE AMENDMENT
     THIS SECOND LEASE AMENDMENT (“Amendment”) is dated as of November 30, 2006 by and between CJF1 LLC, a Delaware limited liability company (“Landlord”), and FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation (“Tenant”).
RECITALS
     A. Tenant and CenterPoint Realty Services Corporation (“Original Landlord”) entered into that certain Industrial Building Lease dated as of October 28, 1996 (the “Original Lease”) with respect to certain property commonly known as 2727 Diehl Road, Naperville, Illinois 60563 (“Premises”).
     B. The Original Lease was amended by that certain Lease Amendment dated as of January 31, 1998 (the “First Amendment”). The Original Lease and the First Amendment are hereinafter collectively referred to as the “Lease”.
     C. Landlord is the successor to Original Landlord’s interest in the Lease.
     D. The Term of the Lease expires on February 28, 2008. Notwithstanding Tenant’s Renewal Options set forth in the Lease, Tenant has requested, and Landlord has agreed to, an early extension of the Term for a period of twelve (12) years commencing on January 1, 2007, on the terms and conditions set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Recitals. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.
     2. Definitions. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.
     3. Extension of Term. The Term of the Lease is hereby extended for the period commencing on the January 1, 2007 through and including December 31, 2018 (“Extended Term”). All terms and conditions of the Lease, as amended hereby, shall remain in full force and effect through the Extended Term. All references in the Lease to a Termination Date shall be deemed to mean December 31, 2018.
     4. Base Rent. Tenant agrees to pay to Landlord during the Extended Term, monthly in advance, without offset or deduction, base rent (“Base Rent”) in the amount of the Monthly Base Rent set forth below, commencing on January 1, 2007 and continuing on the first day of each month thereafter during the Extended Term, in the following amounts:

Period	Annual Base Rent	Monthly Base Rent
January 1, 2007 – February 28, 2008	$2,355,835.08	$196,319.59
March 1, 2008 – December 31, 2008	$2,021,174.37	$168,431.20
January 1, 2009 – December 31, 2009	$2,061,597.86	$171,799.82
January 1, 2010 – December 31, 2010	$2,102,829.81	$175,235.82
January 1, 2011 – December 31, 2011	$2,144,886.41	$178,740.53
January 1, 2012 – December 31, 2012	$2,187,784.14	$182,315.34
January 1, 2013 – December 31, 2013	$2,231,539.82	$185,961.65
January 1, 2014 – December 31, 2014	$2,276,170.62	$189,680.88
January 1, 2015 – December 31, 2015	$2,321,694.03	$193,474.50
January 1, 2016 – December 31, 2016	$2,368,127.91	$197,343.99
January 1, 2017 – December 31, 2017	$2,415,490.47	$201,290.87
January 1, 2018 – December 31, 2018	$2,463,800.28	$205,316.69
          Notwithstanding anything to the contrary contained herein, so long as there is no uncured Event of Default by Tenant under the terms and conditions of the Lease as of the date any monthly installment of Base Rent would otherwise be due and owing during an Abatement Period (as hereinafter defined), Tenant shall be entitled to the following Base Rent abatements: (i) a partial abatement of Base Rent, in the amount of $31,190.97, for the months of January, February, March, April, May, June, September, October, November and December of calendar year 2007; and (ii) a partial abatement of Base Rent, in the amount of $27,888.39, for the months of January and February of calendar year 2008 (the abatement periods set forth in (i) and (ii) hereof are each hereinafter referred to as a “Partial Abatement Period”); (iii) a total abatement of Base Rent for the months of July and August of calendar year 2007; and (iv) a total abatement of Base Rent for the months of January and February of calendar years 2009, 2010 and 2011 (the abatement periods set forth in (iii) and (iv) are each hereinafter referred to as a “Total Abatement Period”). In the event that there is an uncured Event of Default by Tenant under the terms and conditions of this Lease on the day any installment of Base Rent would have been due hereunder but for the abatement of Base Rent during the applicable Total Abatement Period, then, in such event, the rent abatements attributable to Base Rent, as set forth above, shall no longer be in effect and Tenant shall be obligated, during the period of such uncured default, to pay the monthly installment of Base Rent that would have been due and owing hereunder but for the abatement of said components of Rent (hereinafter referred to as the “Rent Default Payments”). Tenant shall not be entitled to a proration of any Rent Default Payments so paid whether or not Tenant cures the default at any time prior to the last day of the calendar month for which such installments were paid. Tenant shall further be obligated to make all required Rent Default Payments until the subject default is cured.
     5. Deletion of Existing Renewal and Expansion Options. Article XXXII and Article XXXIII of the Lease are hereby deleted in their entirety.
     6. Exclusion / Subdivision of Development Parcel. Tenant acknowledges and agrees that commencing upon the date hereof, that portion of the Land, containing approximately 9.172 vacant acres located west of the existing Building, as depicted on the Site Plan attached hereto as Exhibit A (the “Development Parcel”), shall no longer be deemed to be part of the Land or the Premises for all purposes under the Lease. The legal description of the Land which is attached as Exhibit B to the Original Lease is hereby deleted and replaced with Exhibit B attached hereto. For purposes of this Section 6, the remaining parcel of Land leased by Tenant (excluding the Development Parcel) is referred to as the “FCOA Parcel”. Landlord and Tenant acknowledge that the FCOA Parcel contains approximately 29.328 acres of land.
          Landlord shall be solely responsible for all taxes and assessments accruing on the Development Parcel from and after the date hereof (the “Development Parcel Taxes”) and such taxes shall be excluded from the Taxes payable by Tenant pursuant to the Lease. Landlord shall, at its sole cost and expense, use commercially reasonable efforts to cause separate permanent tax index numbers to be issued for the Development Parcel and the FCOA Parcel. Until such time as separate tax index numbers are issued for the two parcels, Taxes accruing after the date hereof and payable by Tenant under the Lease shall not include the proportionate share of the Taxes which are attributable to the Development Parcel, which proportionate share shall be calculated based on the land component of the assessed value for the property and prorated by the ratio that the square footage of the Development Parcel bears to the square footage of the FCOA Parcel.
          Landlord shall, at its sole cost and expense, use commercially reasonable efforts to cause the subdivision of the Development Parcel from the FCOA Parcel (the “Subdivision“). All necessary easements around the perimeter of the Development Parcel and the FCOA Parcel for ingress and egress and access to and from Diehl Road, emergency vehicle access, potable water service, sanitary sewer service, utilities, drainage and storm water detention/retention (which shall not unreasonably interfere with Tenant’s use of the FCOA Parcel) will be granted or reserved at the time the plat of subdivision (the “Plat”) is recorded. Tenant shall cooperate with Landlord, as reasonably necessary and at no cost to Tenant, in order to obtain the Subdivision, finalize and record the Plat and any associated subdivision improvement agreements required by the City of Naperville and to grant or reserve all required easements. Tenant shall also cooperate with Landlord, as reasonably necessary and at no cost to Tenant, in connection with any installation, construction and separation of utility service including, without limitation, water, sanitary sewer, drainage and storm water detention/retention service, as may be necessary in order to provide separate services to each parcel.
     7. Farming Agreement. Tenant and Steven H. Berning have entered into that certain Farming Agreement dated as of May 2, 2003, as amended by: (i) that certain letter agreement dated as of May 13, 2004, and (ii) that certain letter agreement dated as of March 22, 2006 (collectively, the Farming Agreement”), a copy of which is attached hereto as Exhibit C. The parties acknowledge that the Farming Agreement affects the Development Parcel but does not affect the FCOA Parcel. Concurrently herewith, Landlord and Tenant shall execute and deliver an assignment of the Farming Agreement whereby Tenant shall assign all of its rights and obligations arising under the Farming Agreement on or after the date hereof and Landlord shall assume all of Tenant’s rights and obligations arising under the Farming Contract from and after the date hereof. Additionally, Tenant shall deliver to Landlord an executed notice advising Mr. Berning of the assignment of the Farming Agreement to Landlord. Tenant represents and warrants that, as of the date hereof, the Farming Agreement is in full force and effect, Tenant has paid in full all amounts owed to Mr. Berning for the 2006 farming season, and no default exists under the terms of the Farming Agreement on the part of either Tenant or Mr. Berning.
     8. Tenant Improvements / Landlord’s Contribution.
          A. Tenant’s Work. Tenant desires to make certain improvements, renovations, repairs and replacements to the Building as set forth in the Tenant’s Plans (as hereinafter defined). All work to be performed by or on behalf of Tenant in the Premises is hereinafter referred to as the “Tenant’s Work”. Landlord agrees that Tenant may undertake Tenant’s Work on the following terms and conditions:
     (i) Tenant shall, at Tenant’s sole cost and expense (subject to Landlord’s Contribution (as hereinafter defined)), cause plans and specifications (“Tenant’s Plans”) to be prepared and submitted to Landlord for Landlord’s prior approval, including, but not limited to, all space plans, working drawings, mechanical and engineering drawings, disclosing all construction to be performed by Tenant in the Premises; provided, however, that such Tenant’s Plans will be necessary only with respect to such aspects of Tenant’s Work which necessitate plans and specifications, by way of example and not limitation, Tenant’s Work involving construction to the structural components of the Premises or changes to the Building systems. Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to review and either approve or disapprove (and noting with such disapproval the specific items not approved and the reasons therefor) Tenant’s Plans within ten (10) business days of Landlord’s receipt of a complete set of Tenant’s Plans. In the event Tenant’s Plans are disapproved, Tenant shall revise and resubmit Tenant’s Plans and Landlord shall review the same and notify Tenant of its approval or disapproval within ten (10) business days thereafter in the same manner as required for the initial submittal. Tenant may, upon notice to, but without the requirement of the written consent of Landlord, perform such Tenant’s Work as does not require the submission of Tenant’s Plans, is non-structural in nature, does not require openings in or other alterations or improvements to the roof, exterior walls or other structural components of the Building, does not adversely affect any Building system and does not involve any paving work.
     (ii) Tenant is hereby granted the right to utilize contractors of Tenant’s own choice (“Tenant’s Contractors”) to make the improvements to the Building, subject to Landlord’s reasonable approval as to the qualifications of the general contractor and subcontractors with contracts in excess of $75,000.00, which approval shall not be unreasonably withheld, conditioned or delayed. All Tenant’s Work shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used. Such work performed by Tenant’s Contractors shall comply with all applicable insurance requirements, all laws, statutes, ordinances and regulations of the City of Naperville, the State of Illinois and the United States of America. Tenant shall permit Landlord to observe all construction operations within the Premises, however Landlord shall not charge Tenant any supervisory or construction management fees in connection with the Tenant’s Work. No silence or statement by Landlord or any Landlord representative shall be deemed or construed as an assumption by Landlord or any Landlord representative of any responsibility for or in relation to the construction of the Tenant’s Work or any guarantee that the Tenant’s Work completed within the Premises complies with laws, complies with Tenant’s Plans, is suitable or acceptable to Tenant for Tenant’s intended business purposes or complies with the terms of this Lease.
     (iii) Tenant, at its sole cost and expense, shall file any necessary plans with the appropriate governmental authorities having jurisdiction over Tenant’s Work. Tenant shall be responsible for obtaining all permits, authorizations and approvals as necessary to perform and complete Tenant’s Work. Tenant shall not commence Tenant’s Work until the required permits authorizations and approvals for the performance and completion of Tenant’s Work are obtained and delivered to Landlord.
     (iv) Tenant shall at all times keep the Premises and adjacent areas reasonably free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord’s reasonable cleanup requirements. At the completion of Tenant’s Work, Tenant’s Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises. Any damage caused by Tenant or Tenant’s Contractors to any portion of the Premises or to any property of Landlord shall be repaired forthwith by Tenant at its expense to the condition prior to such damage.
     (v) Tenant and Tenant’s Contractors shall assume responsibility for the prevention of accidents and shall take all reasonable safety precautions with respect to Tenant’s Work and shall comply with all reasonable safety measures initiated by Landlord and with all applicable laws, ordinances, rules, regulations and orders applicable to Tenant’s Work including those of any public authority for the safety of persons or property. Tenant shall advise Tenant’s Contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within three (3) days of its occurrence.
     (vi) Tenant shall procure and maintain or cause Tenant’s Contractors to maintain the kinds and amounts of insurance as reasonably required by Landlord and otherwise in accordance with the requirements set forth in Article IX of the Lease. Prior to the commencement of any construction activity on the Premises, certificates evidencing such insurance required herein shall be delivered to

Landlord. Such policies shall be renewed and new certificates shall be deposited with Landlord at least thirty (30) days prior to the expiration of the existing policies. All insurance policies shall be written with insurance companies and shall be in form reasonably satisfactory to Landlord and shall name Landlord as an additional insured and loss payee as its interests may appear and shall provide that they may not be terminated or modified without thirty (30) days’ advance written notice to Landlord. The minimum limits of insurance shall not limit or diminish Tenant’s liability under the Lease. The failure of Landlord to obtain such evidence from Tenant or Tenant’s Contractors before permitting construction to commence shall not be deemed to be a waiver by Landlord of any requirement herein, and Tenant shall remain under continuing obligation to maintain and cause Tenant’s Contractors to maintain the specified insurance coverage. Any and all deductibles on referenced insurance coverages shall be borne by Tenant and, if applicable, Tenant’s Contractors. Tenant expressly understands and agrees that any insurance maintained by Landlord shall apply in excess of and not contribute with insurance provided by Tenant or Tenant’s Contractors.
          B. Landlord’s Contribution. Provided that there is no uncured Event of Default by Tenant under the terms and conditions of the Lease, Landlord shall pay Tenant as Landlord’s contribution for the costs of construction of the Tenant’s Work, a sum equal to the lesser of: (i) the actual cost of the Tenant’s Work; or (ii) SEVEN HUNDRED FIFTY THOUSAND AND NO/100 ($750,000.00) DOLLARS (“Landlord’s Contribution”). Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that a minimum of FOUR HUNDRED THOUSAND AND NO/100 ($400,000.00) of the Landlord’s Contribution shall be used solely for Tenant’s Work related to repairs or replacements of the parking lot at the Premises, the roof of the Building, the Building HVAC system, or other Building systems. The cost of all Tenant’s Work (including, but not limited to, all labor, material, permits and to pay architectural fees, permit fees and engineering fees) in excess of the Landlord’s Contribution shall be the responsibility of Tenant. The Landlord’s Contribution shall be paid in installments (no more than once per month) by the Landlord to the Tenant as the Tenant’s Work progresses, within ten (10) business days of Tenant’s presentation of reasonable documentation evidencing, among other things, (i) the amounts due, in relation to the Tenant’s Work, and if such information is applicable, the amounts due to the general contractor and any subcontractors and materialmen, including, but not limited to, general contractor’s statement and partial and final lien waivers, as the case may be, covering all Tenant’s Work for which the Tenant is requesting payment; (ii) a sworn statement from Tenant setting forth in detail all contractors and material suppliers with whom Tenant has contracted for the portion of Tenant’s Work for which Landlord’s Contribution is being requested, and the addresses, work or materials to be furnished, amounts of contracts, amounts paid to date, amounts of current payments and balances due; (iii) if applicable, a certification from the architect who prepared the Tenant’s Plans certifying that the portion of the Tenant’s Work for which Tenant is requesting payment is fully complete in accordance with the Tenant’s Plans and all applicable laws and ordinances. Tenant shall be responsible for obtaining and submitting to Landlord such documentation reasonably required by the Landlord in relation to draw requests for any portion of the Landlord’s Contribution made by Tenant. Subject to the provisions of the immediately following paragraph, the Landlord’s Contribution may only be applied toward costs and expenses incurred by Tenant in connection with Tenant’s Work and may not, under any circumstances, be applied toward Rent payable by Tenant under the Lease.
          Notwithstanding anything herein to the contrary, if, at any time during the Extended Term, Landlord is required to fund a portion of the Landlord Contribution, pursuant to the terms hereof and, provided that: (a) Tenant has delivered, or caused to be delivered to Landlord, all of those documents which are the responsibility of Tenant to deliver pursuant to the terms hereof; (b) there exists no uncured Event of Default by Tenant under the terms and conditions of the Lease; and (c) Landlord has failed to pay such sum to Tenant (or to Escrowee, as set forth below) within thirty (30) days after Tenant has delivered to Landlord written request therefor (accompanied by all required documentation), Tenant may, in such instance, and upon written notice to Landlord, offset the amount of any such payment against the Base Rent thereafter due and payable by Tenant to Landlord under this Lease, as amended hereby.
          At Landlord’s sole option, the disbursement of the all or any portion of the Landlord’s Contribution may be made through a construction escrow (“Construction Escrow”) established with Chicago Title Insurance Company (“Escrowee”). The parties shall execute a standard form of construction escrow agreement utilized by the Escrowee with such revisions thereto as may be necessary to conform to the provisions hereof. Landlord may fund the Landlord’s Contribution into the Construction Escrow periodically by the transfer of funds upon approval of documents submitted in connection with each draw request made by Tenant and upon the Escrowee’s determination, with respect to any disbursements to be made through the Construction Escrow, that it is prepared to advise Landlord that all statements and lien waivers are in proper form for the purpose of releasing and waiving any and all rights to file mechanics lien claims against the Premises or any portion thereof and that there are no liens of public record filed in connection with Tenant’s Work or otherwise as a result of Tenant’s action or inaction through the date of disbursement of funds. Notwithstanding the foregoing, if at any time during the course of completion of Tenant’s Work the total unpaid cost of completing Tenant’s Work as indicated by any of the sworn statements provided to Escrowee hereunder exceeds the balance of the Landlord’s Contribution, Landlord need not make further disbursements of Landlord’s Contribution until Tenant has deposited in the Construction Escrow the sum necessary, along with the balance of the Landlord’s Contribution, to make all available funds equal to the unpaid cost of construction or has paid such excess costs directly.
     9. Additional Improvement Allowance. Tenant may, at its option, install racking and conveyors at the Premises (the “Additional Improvements”). In the event that Tenant does install the Additional Improvements, and provided that there is no uncured Event of Default by Tenant under the terms and conditions of the Lease, then, at the request of Tenant, Landlord shall pay Tenant as Landlord’s contribution for the costs of such Additional Improvements a sum equal to the lesser of: (i) the actual cost of the Additional Improvements; or (ii) EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($850,000.00) (“Additional Landlord Contribution”). The cost of all work necessary to construct the Additional Improvements (including, but not limited to, all labor, material, permits and to pay architectural fees, permit fees and engineering fees) in excess of the Additional Landlord Contribution shall be the responsibility of Tenant. The Additional Improvements shall be constructed in accordance with the terms and provisions of Section 8.A hereof and the Additional Landlord’s

Contribution shall be paid by the Landlord to Tenant in accordance with the terms and provisions of Section 8.B hereof.
          Commencing on the first day of the first calendar month after the Additional Landlord’s Contribution has been paid, and continuing on the first day of each calendar month thereafter for the remainder of the Extended Term, the Base Rent payable hereunder shall be increased by the amount necessary to amortize the actual amount of the Additional Landlord’s Contribution over the then remaining Extended Term at an interest rate of eleven percent (11%) per annum.
          Landlord and Tenant agree to enter into an amendment to this Lease to document the Additional Landlord’s Contribution and the increase in the Base Rent promptly after determination of the same.
     10. Building Expansion.
          A. Building Expansion Option. Tenant shall have the option (the “Expansion Option”), upon satisfaction of the conditions hereinafter set forth and subject to and to the extent permitted under applicable laws and ordinances, to construct or cause Landlord to construct an addition to the Building of up to approximately 106,160 square feet of space (hereinafter referred to as the “Addition”), which Addition shall, in Landlord’s reasonable determination, be architecturally compatible with the existing Building on the Premises and which Addition shall be constructed so that the Building and the Addition will constitute a single purpose building. Tenant’s option and Landlord’s obligation to construct the Addition shall be subject to satisfaction of the following conditions:
     (i) no Event of Default under this Lease shall exist at the time of Tenant’s written notification to Landlord of its intent to exercise its Expansion Option and thereafter and no event shall have occurred during such time which would, with the passage of time or the giving of notice, or both, constitute such an Event of Default;
     (ii) neither this Lease nor Tenant’s right to possession of the Premises shall have been terminated;
     (iii) except as expressly allowed under this Lease (and except with respect to the Farming Agreement), the Tenant shall not have sublet any portion of the Premises and shall not have assigned any rights hereunder; and
     (iv) Tenant shall obtain all necessary approvals and permits required by the City of Naperville in connection with the construction of the Addition.
          B. Addition Plans. Tenant shall, at Tenant’s sole cost and expense, cause plans and specifications (“Tenant’s Addition Plans”) to be prepared and submitted to Landlord for Landlord’s prior approval, including, but not limited to, all space plans, working drawings, mechanical and engineering drawings, disclosing all construction to be performed by Tenant in the Premises. Landlord’s approval shall not be unreasonably withheld, conditioned or denied. Landlord agrees to review and either approve or disapprove (and noting with such disapproval the specific items not approved and the reasons therefor) Tenant’s Addition Plans within ten (10) business days of Landlord’s receipt of a complete set of Tenant’s Addition Plans. In the event Tenant’s Addition Plans are disapproved, and Landlord has provided written notice to Tenant of its reasons for such disapproval, Tenant shall revise and resubmit Tenant’s Addition Plans and Landlord shall review the same and notify Tenant of its approval or disapproval within ten (10) business days thereafter in the same manner as required for the initial submittal.
          C. Tenant’s Construction of Addition. In the event that Tenant chooses to construct the Addition in accordance with Tenant’s Addition Plans (the “Tenant’s Addition Work”), it shall do so in accordance with all applicable laws, statutes, ordinances and regulations of the City of Naperville, the State of Illinois and the United States of America and in accordance with the terms and conditions of Section 8.A hereof. In addition, upon completion of Tenant’s Addition Work, Tenant shall furnish to Landlord: (i) a certification from the architect who prepared the Tenant’s Addition Plans certifying that the Tenant’s Addition Work is fully complete in accordance with the Tenant’s Addition Plans and all applicable laws and ordinances; (ii) any and all applicable certificates of occupancy and other governmental license or permits required in connection with the Tenant’s Addition Work; and (iii) final waivers of lien from all contractors and subcontractors performing the Tenant’s Addition Work. Landlord shall also require, at Tenant’s expense, a date-down endorsement to Landlord’s then existing Title Insurance Policy issued by Chicago Title Insurance Company, showing the title to be free of any exceptions relating to Tenant’s Addition Work; provided, however, it is expressly agreed and acknowledged that Tenant shall not be responsible for the payment of any increased costs resulting from increased value or increased insurance premiums related to the value of the Addition or the Tenant’s Addition Work.
          D. Landlord’s Construction of Addition. Tenant may elect, upon written notice to Landlord, to have Landlord construct the Addition in accordance with Tenant’s Addition Plans upon the following terms and conditions:
     (i) Construction Costs. Within ninety (90) days after receipt by Landlord of the written request described in this Section 10.D and the Tenant’s Addition Plans, Landlord shall obtain and deliver to Tenant bids from three (3) general contractors for the construction of the Addition, based on the approved plans and specifications. Tenant shall respond to Landlord’s submission within fifteen (15) days after receipt of the bids from Landlord. If none of the bids are acceptable to Tenant, Tenant may, subject to the reasonable approval of Landlord: (i) propose Tenant’s selected contractors to deliver bids, and (ii) make revisions to the Tenant’s Addition Plans, and thereupon, Landlord will obtain a further bids based on the revised Tenant’s Addition Plans. Tenant’s election to proceed or not proceed with any bid for construction shall be in Tenant’s sole and absolute discretion. Provided a bid for construction of the Addition is accepted by Tenant, Landlord shall cause the Addition to be constructed in a good and workmanlike manner in accordance with the Tenant’s Addition Plans and all applicable laws and ordinances. The scope of Tenant’s Addition Plans, in Landlord’s reasonable determination, shall be limited to conventional warehouse space (with no office space, mezzanine space, low bays or other items which are not typical of industrial warehouse space), shall be architecturally compatible with the existing Building and shall provide that the Addition be constructed so that the existing Building and the Addition will constitute a single purpose building.
     (ii) Changes. Any changes to the Tenant’s Addition Plans after commencement of construction must be reasonably approved by Landlord and, if any such change results in an increase in the cost of construction, Tenant shall be responsible for the payment of such actual increased cost upon demand from Landlord.
     (iii) Increased Addition Rent. If Tenant elects to have Landlord construct the Addition, and provided Tenant has accepted a bid for construction as set forth in Section 10.D above, then, commencing on the Addition Date (as hereinafter defined), the monthly Base Rent due under this Lease shall be increased by the amount necessary to amortize the Cost of the Addition Work (as hereinafter defined) over fifteen (15) years, at an interest rate of ten percent (10%) per annum. The increase in the monthly Base Rent (hereinafter referred to as the “Increased Addition Rent”) shall be payable monthly, commencing on the Addition Date, in the manner provided in the Lease.
     (iv) Cost of the Addition Work. As used herein, “Cost of the Addition Work” shall mean the aggregate of all “hard” construction costs and expenses and soft costs of any nature whatsoever required directly or indirectly in order for Landlord to design and construct the Addition in accordance with the Tenant’s Addition Plans.
     (v) Addition Date. The Addition Date shall be the earlier to occur of: (i) the date of substantial completion of the Addition; and (ii) the date of occupancy thereof by Tenant (for any purpose other than the completion of Tenant’ Addition Work (as hereinafter defined)). As used herein, the date of substantial completion shall be the date on which the City of Naperville issues a permanent, temporary or conditional certificate of occupancy or otherwise acknowledges that Tenant may occupy the Addition; provided, however, that in the event that Landlord is constructing the Addition and a certificate of occupancy cannot be issued and/or the Addition cannot be occupied due to work required to be performed, but not the obligation of Landlord to perform in accordance with the Tenant’s Addition Plans, the Addition shall be deemed substantially complete. In the event that Tenant takes possession of the Addition prior to the Addition Date for the sole purpose of installing furniture, equipment or other personal property in the Addition, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay the Increased Addition Rent until the actual Addition Date.
     (vi) Tenant’s Addition Work. Tenant shall be granted access rights in and to the Addition, commencing on the date that is thirty (30) days prior to the date Landlord expects to substantially complete the Addition, for the purposes of furnishing and installing certain furniture, fixtures, equipment, and other items for the Addition (“Tenant’s FF&E”). Tenant’s installation of Tenant’s FF&E is hereinafter referred to as “Tenant’s Addition Work.” All Tenant’s Addition Work shall be performed in accordance with the terms and conditions of Section 8.A hereof. Tenant and Tenant’s Contractors shall coordinate access and Tenant’s Addition Work with Landlord and its general contractor in order to prevent any delay or disruption in the on-time completion of the Landlord’s construction obligations pursuant to the terms of this Section 10.D. Tenant shall insure that any of Tenant’s Addition Work being performed at the Premises by Tenant’s Contractors shall not cause any problems with the labor unions in connection with the construction work being performed at the Premises pursuant to Landlord’s construction obligations, as set forth in this Section 10.D. Tenant shall not be required to pay Addition Rent during the period commencing on the Early Access Date through the day prior to the Addition Date.
          E. Extension of Term. If there are less than five (5) years remaining in the Extended Term on the Addition Date, then, effective on the Addition Date (regardless of whether Landlord or Tenant constructs the Addition), the then term of this Lease shall be automatically extended so that the expiration of the Term is the last day of the one hundred twentieth (120th) full calendar month following the Addition Date, without the requirement of any written amendment to this Lease, and all of the terms and provisions hereof shall be applicable during any such additional extension period except that the monthly Base Rent and the Increased Addition Rent shall be increased on each January 1 of the Term by an amount equal to two percent (2%) of the then monthly Base Rent and Increased Addition Rent.
          F. Amendment. Upon construction of the Addition (regardless of whether Landlord or Tenant constructs the Addition), Landlord and Tenant agree to enter into an amendment to this Lease to document: (i) the Addition Date; (ii) the fact that, upon the Addition Date, the Addition shall be added to the Premises leased by Tenant pursuant to this Lease, on all of the terms and provision of the Lease, except that, in the event the Landlord constructed the Addition, the Amendment shall reflect the Increased Addition Rent; and (ii) if applicable, the extension of the Term.
     11. General Tenant Work Provisions. Tenant covenants and agrees that any and all work performed by Tenant or Tenant’s Contractors at the Premises during the Term of the Lease (including, without limitation, Tenant’s Work, the Additional Improvements, any Alterations and, if applicable, Tenant’s Addition Work):
(i)	will be conducted in compliance with all applicable insurance requirements and all applicable Legal Requirements, including, without limitation, building and zoning ordinances and all other applicable laws, statutes, ordinances and regulations of the City of Naperville, the State of Illinois or the United States of America;

(ii)	will not, in Landlord’s commercially reasonable judgment, have a material adverse affect any structural component of the Building, any utility or HVAC system contained in the Building or the exterior of the Building; and

(iii)	will be completed on a lien-free basis.
In addition, Tenant covenants and agrees that it shall not commence any such work until such time as it has obtained all required permits, authorizations and approvals and, upon completion of any such work, Tenant shall obtain (and deliver to Landlord) any and all applicable certificates of occupancy and other governmental licenses or permits required in connection with such work. Tenant shall, at all time during the performance of any work at the Premises, maintain or cause Tenant’s Contractors to maintain the kinds and amounts of insurance as required in accordance with the requirement set forth in Section 9.1.B of the Lease.
     12. Additional Modifications to Lease.
     A. Section 1.1.L of the Lease, Landlord’s Mailing Address, is hereby amended and restated as follows: 1808 Swift Drive, Oak Brook, Illinois 60523-1501.
     B. Section 1.1.V of the Lease, Tenant’s Broker, is hereby amended and restated as follows: Grubb & Ellis Company, 100 N. Riverside Plaza, Suite 2100, Chicago, Illinois 60606.
     C. Section 1.1.W of the Lease, Tenant’s Mailing Address, is hereby amended and restated as follows: 2727 Diehl Road, Naperville, Illinois 60563.
     D. Section 3.2 of the Lease, Memorandum of Lease Term, is hereby amended such that the parties agree to execute an instrument memorializing the material terms and the termination date of the Extended Term of this Amendment, upon the request of either Landlord or Tenant.
     E. Section 10.1 of the Lease, Property Damage, is hereby amended to provide that during the Extended Term, in the event that the Premises are damaged by fire or other casualty, and such damage: (i) renders the Premises unuseable for Tenant’s normal business operations (and Tenant is not actually conducting business in the Premises); and (ii) in Landlord’s commercially reasonable judgment the Premises cannot be repaired or restored within two hundred forty (240) days from the date of the fire or other casualty, subject, however, to extension for Force Majeure Delays; then either Landlord or Tenant shall have the right to terminate the Lease as of the date of such fire or casualty, upon written notice to the other party within sixty (60) days of the date of such fire or other casualty, in which event, Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.
     F. Section 12.1 of the Lease, Alterations, is hereby amended to provide that during the Extended Term, the threshold for proceeding without Landlord’s consent regarding the cost related to Alterations shall be increased to Seventy Five Thousand and No/100 Dollars ($75,000.00) during any twelve (12) month period, and all references to Fifty Thousand and No/100 Dollars ($50,000.00) therein are hereby deleted in their entirety.
     G. Section 15.1 of the Lease, Financial Statements, is hereby amended to provide that, so long as Tenant is a publicly traded company, Landlord shall retrieve the required Financial Information itself, if the same is available on the internet to the general public, and the obligation for Tenant to provide such Financial Information is hereby waived.
     H. Section 20.1.F of the Lease, Events of Default, is hereby amended to provide that so long as Tenant is currently paying Rent and no other uncured Event of Default by Tenant has occurred under the Lease, abandonment of the Premises shall not constitute an Event of Default.

     I. Section 24.2 of the Lease, Waiver of Claims, is hereby amended to provide that Tenant’s waiver shall expressly not include any waiver to the extent that such damage or injury to person or property arises out of the gross negligence or intentional misconduct of Landlord, its agents, contractors or employees while acting within the scope of their employment.
     13. Condition of Premises. Tenant acknowledges that it is currently in possession of the Premises. Tenant shall accept the Premises during the Extended Term in “as is” condition. Except as expressly set forth herein, no promises of Landlord to alter, remodel, decorate, clean or improve the Premises and no representation respecting the condition of the Premises has been made by Landlord to Tenant.
     14. No Other Modification. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.
     15. No Default. Tenant acknowledges that the Lease is in full force and effect and that there are no defaults thereunder or any conditions which with only the passage of time or giving of notice or both would become a default thereunder. Landlord acknowledges that, to its actual knowledge, Tenant is not in default under any of the terms of the Lease.
     16. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     17. Modification. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.
     18. Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.
     19. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     20. Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.
     21. Construction. The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

     22. No Third Party Beneficiaries. This Amendment shall inure to the sole benefit of the parties hereto. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Amendment.
     23. Legal Review. The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.
     24. Facsimile Signatures. The parties hereto agree that the use of facsimile signatures for the negotiation and execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.
     25. No Commissions. The parties hereto acknowledge and agree that other than a commission payable by Landlord to Grubb & Ellis, there is no real estate brokerage commission or finder’s fee payable by either party in connection with this Amendment.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[SIGNATURE PAGE TO SECOND LEASE AMENDMENT.]
     WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

LANDLORD:	TENANT:

CJF1 LLC, a Delaware limited liability company	FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation

By: CenterPoint James Fielding, LLC
Its: Designated Manager

By:

By:	Its:

Its:	Name:

Name:

By:
Its:

Name:

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